TERMINATION OF EMPLOYMENT AGREMENT AND RELEASE

     THIS TERMINATION OF EMPLOYMENT AGREEMENT AND RELEASE ("Agreement") is made and entered into this 7th day of May, 2004 by and between Critical Home Care, Inc., a Nevada corporation (the "Company") and David Bensol ("Bensol").

     WHEREAS, the Company and Bensol entered into a certain Employment Agreement dated September 26, 2002 ("Employment Agreement"), wherein the Company agreed to employ Bensol as its Chief Executive Officer, President and Chairman of the Board;

     WHEREAS, the Company, RDKA, Inc. ("RDKA"), John E. Elliott, II ("Elliott"), Lawrence Kuhnert ("Kuhnert") and others are parties to a certain Agreement and Plan of Merger of an even date hereof ("Merger Agreement"), wherein Elliott and Kuhnert agreed to exchange all of their shares of stock in RDKA for shares of stock in Company;

     WHEREAS, pursuant to the Merger Agreement and as a condition to RDKA, Elliott and Kuhnert closing on the transactions contemplated by the Merger Agreement, the Company agreed to employ Elliott as its Chief Executive Officer and Chairman of the Board and Kuhnert as its President and Chief Operating Officer;

     WHEREAS, Bensol owns a substantial number of issued and outstanding shares of stock in the Company and will derive a substantial personal benefit from the consummation of the transactions contemplated by the Merger Agreement;

     WHEREAS, Bensol in his capacity of a shareholder and member of the Company's board of directors approved the Merger Agreement and agreed to resign from the positions of Chief Executive Officer, President and Chairman of the Board of Directors and to accept the position of Executive Vice President.

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other valuable consideration the receipt and sufficiency of which is hereby expressly acknowledged, the parties hereto agree as follows:

     1. Resignation. Bensol hereby resigns from the positions of Chief Executive
Officer,   President  and  Chairman  of  the  Board  of   Directors,   effective
immediately.

     2. Termination of Employment Agreement. The Company and Bensol hereby agree that effective immediately the Employment Agreement is terminated and that neither the Company nor Bensol shall have any further rights, duties or obligations under the Employment Agreement, except for the Excluded Claims (as hereinafter defined).

     3. Waiver and Release. Except for the Excluded Claims, Bensol hereby waives, releases and forever discharges the Company, and its successors, assigns, agents, stockholders, officers, directors and employees from any and all claims, demands, rights, causes of action, obligations, and liabilities of any nature whatsoever which he ever had, now has, or may claim to have against the Company arising out of or in connection with his employment by the Company including, without limitation, any rights under the Employment Agreement ("Released Claims"). Bensol expressly acknowledges and agrees that the Released Claims shall include (i) any right to receive the annual bonus described in
Section 4.3 of the Employment Agreement and (ii) any right to receive the severance, salary continuation or other payments described in Sections 5.1 through 5.5 of the Employment Agreement.

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     4. Excluded  Claims.  Excluded Claims shall only include (i) Bensol's right to receive the unpaid portion of the Base Salary described in Section 4.1 of the Employment Agreement that was earned and accrued through the date hereof and
(ii) Bensol's right to retain the Intial Stock Options described in Section 4.4 of the Employment Agreement, provided that all of the Initial Stock Options shall remain subject to the terms contained in Section 4.4 of the Employment Agreement.

     5. Governing Law and Arbitration. This Agreement and all disputes arising out of Executive's employment shall be governed by and construed in accordance with the laws of the State of New York, notwithstanding the fact that either party is or may hereafter become domiciled or located in a different state. Any dispute, controversy or claim arising out of or relating to this Agreement or Executive's employment, whether arising in contract, tort or otherwise shall be resolved at arbitration in accordance with the rules of the American Arbitration Association, except for any equitable or injunctive relief sought under this Agreement. The parties agree that any arbitration award rendered on any claim submitted to arbitration shall be final and binding upon the parties and not subject to appeal and that judgment may be entered upon any arbitration award by any court of competent jurisdiction.

     6. Amendment of Agreement. The terms and provisions of this Agreement may be altered or amended in any of its provisions only by the mutual written agreement of the parties hereto.

     7. Successors. The Agreement shall inure to the benefit of Company and its successors and assigns.

     8. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all other previous or contemporaneous communications, representations, understandings, agreements, negotiations and discussions, either oral or written, between the parties. The parties acknowledge and agree that there are no written or oral agreements, understandings, or representations, directly or indirectly related to this Agreement that are not set forth herein.

     9. Counterparts/Facsimile Signatures. This Agreement may be executed in two or more counterparts and by facsimile signature, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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     The parties  hereto have signed this  Agreement  as of the date first above written.

                      "COMPANY":

                      CRITICAL HOME CARE, INC.


                      By:    /s/John E. Elliott, II
                      Name:     John E. Elliott, II
                      Title:    CEO


                      "BENSOL"
                        /s/ David Bensol
                      _____________________________________________________
                      David Bensol